Exhibit 99.1

Iteris Reports 11% Revenue Growth Year Over Year with Significant Increases in GAAP Net Income and Adjusted EBITDA for Fiscal First Quarter

GAAP Net Income of $0.4 Million or $0.01 Diluted Per Share and Adjusted EBITDA of $2.3 million

SANTA ANA, Calif. – August 4, 2020 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today reported financial results for its fiscal first quarter 2021 ended June 30, 2020. During the first quarter, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal First Quarter 2021 Financial Highlights

•	Total revenue of $28.0 million, up 11% year over year
•	Total net bookings of $33.8 million, up 11% year over year
•	Total ending backlog of $67.9 million, up 21% year over year
•	GAAP net income from continuing operations of $0.4 million, or $0.01 diluted per share, a $1.0 million, or $0.03 per share, improvement year over year
•	Adjusted EBITDA of $2.3 million, a $1.8 million improvement year over year

Management Commentary:

“Our significantly improved net income and adjusted EBITDA results in the first quarter demonstrate a critical financial inflection point for Iteris, despite the challenging economic environment associated with COVID-19,” said Joe Bergera, president and CEO of Iteris. “During the last several quarters, we have executed a series of successful strategic initiatives that have fundamentally enhanced the company’s cost structure and positioned Iteris for long-term profitable growth.

“While COVID-19 has created considerable macroeconomic uncertainty, we have experienced continued strong demand within our transportation segments with record net bookings of $33.8 million. We look forward to introducing several exciting new product innovations this fiscal year that will enhance our market leadership and further position Iteris to capitalize on favorable long-term, secular growth trends in the smart mobility infrastructure management market.”

GAAP Fiscal First Quarter 2020 Financial Results

Total revenue in the first quarter of fiscal 2021 increased 11% to $28.0 million, compared with $25.2 million in the same quarter a year ago. This revenue increase was driven primarily by a 20% increase in Transportation Systems and a 3% increase in Roadway Sensors.

Operating expenses in the first quarter increased approximately $0.4 million to $10.5 million and included approximately $0.6 million of restructuring charges, compared with approximately $10.1 million in the same quarter a year ago.

Operating income from continuing operations in the first quarter was approximately $0.4 million, compared with an operating loss of approximately $0.5 million in the same quarter a year ago. Net income from continuing operations in the first quarter was approximately $0.4 million, or $0.01 diluted per share, compared with a loss of approximately $0.5 million, or ($0.02) per share, in the same quarter a year ago.

Non-GAAP Fiscal First Quarter 2020 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the first quarter was approximately $2.3 million, or 8% of total revenues, compared with approximately $0.5 million, or 2% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal first quarter results.

Date: Tuesday, August 4, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-353-6461

International dial-in number: +1 334-323-0501

Conference ID: 9393206

To listen to the live or archived webcast of the earnings call or to view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 11, 2020. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the COVID-19 pandemic; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to achieve anticipated benefits from the sale of our Agriculture and Weather Analytics segment; difficulties and risks in restructurings; our ability to successfully complete and integrate acquired companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact

Douglas Groves
Senior Vice President and Chief Financial Officer

Tel: (949) 270-9643

Email: dgroves@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

323-468-2300

iti@mkr-group.com

ITERIS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	March 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$10,172	$14,217
Restricted cash	189	146
Short-term investments	24,299	11,556
Trade accounts receivable, net of allowance for doubtful accounts of $725 and $802 at June 30, 2020 and March 31, 2020, respectively	20,863	16,706
Unbilled accounts receivable	9,909	9,848
Inventories	2,769	3,040
Prepaid expenses and other current assets	4,447	2,040
Assets held for sale, current portion	-	1,476
Total current assets	72,648	59,029
Property and equipment, net	1,897	1,835
Right-of-use assets	12,237	12,598
Intangible assets, net	5,911	6,066
Goodwill	20,590	20,590
Other assets	1,327	1,213
Assets held for sale, noncurrent portion	135	626
Total assets	$114,745	$101,957

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$8,652	$8,101
Accrued payroll and related expenses	10,330	7,508
Accrued liabilities	3,827	3,665
Deferred revenue	5,732	4,413
Liabilities held for sale, current portion	124	2,828
Total current liabilities	28,665	26,515
Other long-term liabilities	11,590	11,958
Liabilities held for sale, noncurrent portion	334	357
Total liabilities	40,589	38,830
Total stockholders' equity	74,156	63,127
	$114,745	$101,957

ITERIS, INC.

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Three Month Ended
	June 30,
	2020	2019
Product revenues	$14,394	$14,517
Service revenues	13,606	10,650
Total revenues	28,000	25,167
Cost of product revenues	8,081	8,495
Cost of service revenues	9,051	7,088
Cost of revenues	17,132	15,583
Gross profit	10,868	9,584
Operating expenses:
Selling, general and administrative	8,723	9,136
Research and development	914	919
Amortization of intangible assets	230	66
Restructuring charges	619	-
Total operating expenses	10,486	10,121
Operating income (loss)	382	(537)
Non-operating income (expense):
Other income (expense), net	16	(9)
Interest income, net	54	33
Income (loss) from continuing operations before income taxes	452	(513)
(Provision) benefit for income taxes	(34)	(24)
Net income (loss) from continuing operations	418	(537)
Loss from discontinued operations before gain on sale, net of tax	(1,358)	(1,035)
Gain on sale of discontinued operations, net of tax	11,288	-
Net income (loss) from discontinued operations, net of tax	9,930	(1,035)
Net income (loss)	$10,348	$(1,572)

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$0.01	$(0.02)
Income (loss) per share from discontinued operations	$0.24	$(0.03)
Net income (loss) per share	$0.25	$(0.05)

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$0.01	$(0.02)
Income (loss) per share from discontinued operations	$0.24	$(0.03)
Net income (loss) per share	$0.25	$(0.05)

Shares used in basic per share calculations	40,732	34,268
Shares used in diluted per share calculations	41,507	34,268

See accompanying notes.

ITERIS, INC.

UNAUDITED SEGMENT REPORTING DETAILS

(in thousands)

	Roadway Sensors	Transportation	Iteris, Inc.
Three Months Ended June 30, 2020
Product revenues	$13,151	$1,243	$14,394
Service revenues	85	13,521	13,606
Total revenues	$13,236	$14,764	$28,000

Segment operating income	$3,111	$2,264	$5,375
Corporate expenses			(4,144)
Amortization of intangible assets			(230)
Restructuring charges			(619)
Operating income			$382

	Roadway Sensors	Transportation	Iteris, Inc.
Three Months Ended June 30, 2019
Product revenues	$12,771	$1,746	$14,517
Service revenues	37	10,613	10,650
Total revenues	$12,808	$12,359	$25,167

Segment operating income (loss)	$2,332	$1,566	$3,898
Corporate expenses			(4,369)
Amortization of intangible assets			(66)
Operating loss			$(537)

ITERIS, INC.

Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•	They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•	Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Condensed Consolidated Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA is useful to an investor in evaluating our results of operations because these measures:

•	Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•	Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:

•	Interest expense may be useful to investors for determining current cash flow;
•	Income tax expense may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business;
•	Depreciation may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations;
•	Amortization expense may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights;
•	Stock-based compensation may be useful to our investors for determining current cash flow;
•	Restructuring charges may be useful to our investors in evaluating our core operating performance; and
•	Acquisition costs may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBIDTA as a percentage of net revenues were as follows:

	For the Three Months Ended
	June 30,
	2020	2019
Net income (loss) from continuing operations	$418	$(537)

Income tax expense	34	24
Deprecation expense	185	177
Amortization expense	361	163
Stock-based compensation	664	514
Other adjustment:
Restructuring charges	619	-
Acquisition costs	-	156
Total adjustments	1,863	1,034
Adjusted EBITDA	2,281	497
Percentage of net revenues	8.2%	2.0%